PROMISSORY NOTE

October 15, 1996

FOR VALUE RECEIVED, the undersigned, Tiempo de Mexico Ltd., an Alberta corporation (the “Borrower”), hereby promises to pay to the order of Caribbean Overseas Investments Ltd. located in Belize, Central America (the “Holder”), such amounts as may be advanced as principal under this promissory note to the Company from time to time by the Holder to a maximum of $150,000.00CAD, together with interest on the unpaid principal balance of this Promissory Note (this “Note”) from time to time outstanding from the date hereof until payment in full in the manner described herein.  Except as is provided in Section 2 hereof, payments hereunder shall be made in immediately available funds on the day of payment.

1.

The rate of interest hereunder shall be eight percent (8%) per annum.  Interest shall accrue and be payable on May 31, 2008 (the “Maturity Date”), at which time all principal and all accrued but unpaid interest shall be due and payable.  The principal balance of this Note or any portion therefore may be paid at anytime prior to the Maturity Date without penalty or notice; provided, however, that all interest accrued or unpaid on any monies paid shall be payable on the date of such payment.

2.

Notwithstanding anything set forth herein to the contrary, in no event shall the total amount of all charges payable hereunder which are or could be held to be in the nature of interest exceed the maximum rate of interest permitted to be charged under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  Should Holder receive any payment which would pay in excess of that permitted to be charged under any such applicable law, such excess payment shall have been, and shall be deemed to have been, made in error and, to the extent permitted by such applicable law, shall, at the option of Holder, be (i) applied by Holder as a payment in reduction of principal of the Note, (ii) applied by Lender as additional interest during any subsequent period when regular interest is accruing hereunder at less than the maximum legal rate so that the total interest for such subsequent period equals the maximum legal rate, (iii) applied in any other manner permitted by such applicable law or (iv) refunded to Borrower.

3.

The Borrower promises to pay all reasonable costs of collection, including, without limitation, all attorney’s fees, whether or not suit is filed or other legal action is instituted, incurred by the Holder in enforcing the performance of the Borrower’s obligations under this Note.  The prevailing party in any legal action or proceeding brought to enforce rights or obligations under this Note shall be entitled to collect court costs and attorneys’ fees and costs incurred in connection therewith.

4.

Unless otherwise specifically set forth in this Note, the Borrower waives (i) all notices, demands and presentment for payments, and (ii) all notices of non-payment, default, intention to accelerate, maturity, protest and dishonor.

5.

Upon the occurrence of any event of default hereunder which is not cured within the applicable grace period, if any, then Holder may, at its option, without notice or demand, pursue any rights, remedies and recourse it may have pursuant to this Note or at law or in equity.  Holder’s rights and remedies under this Note at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sold discretion of Holder and may be exercised as often as occasion therefore shall arise; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof or of any other right or remedy.

6.

All notices, demands, approvals and other communication provided for herein shall be in writing and may be delivered by personal delivery or by prepaid overnight courier service addressed to the intended recipient at the address specified below, or at such other address as may be specified in a written notice delivered in the manner provided herein.  Any notice shall be deemed delivered upon actual receipt by the party to whom it is addressed after personal delivery or, otherwise, on the earlier of (i) the next day after the date on which it is given to a commercial overnight delivery service; or (ii) the date on which it is received.

To the Holder:

Caribbean Overseas Investments Ltd.

25 Regent St.,

Belize City, Belize

Central America

To the Borrower:

Tiempo de Mexico Ltd.

624 – 17th Ave S.W.

Calgary, AB T2P 3M7

7.

The terms of this Note shall be governed and construed under the laws of the Province of Alberta.  Holder and the Borrower agree that, in the event that the Borrower breaches its obligations hereunder, any court located in the Province of Alberta shall have jurisdiction to hear any suit, action or proceeding brought by Holder arising out of or in connection with such breach.  The Borrower hereby acknowledges and irrevocably consents and submits to the jurisdiction of such courts in any such suit, action or proceeding.  Service of process may be made against the Borrower either in person, wherever it may be found, or by notice as permitted herein to the address set forth herein.

8.

Time is of the essence with respect to every provision hereof.  This Note shall inure to the benefit of Holder, its successors, heirs, representatives and assigns, and shall be binding on the Borrower, its successors and assigns.

9.

This Note may not be modified or terminated orally but only by an agreement in writing signed by the party against whom enforcement of such change or termination is sought.

IN WITNESS WHEREOF, this Note has been duly executed by the Borrower as of the 15th  day of October, 1996.

TIEMPO DE MEXICO LTD.

an Alberta corporation

By: /s/ Kimberley Danforth

Name:  Kimberley Danforth

Title:    President